Exhibit 10.22

Fisher Communications, Inc. 100 4th Avenue North, Suite 510 Seattle, WA 98109 Tel: (206) 404-6783 Fax: (206) 404-6787 www.fsci.com

October 20, 2006	Colleen Brown President & CEO cbrown@fsci.com
Ms. Mae Numata
7815 80th Pl SE
Mercer Island, WA 98040
RE: Offer of Employment
Dear Mae,
I am pleased to extend this offer for you to join Fisher Communications, Inc. (the “Company”) as Senior Vice President and Chief Financial Officer. We look forward to you starting on November 27, 2006.
The following outlines your initial compensation and benefits provisions:
1.	Base Salary: $250,000

2.	Participation in the Fisher Communications, Inc. Short-Term Incentive Plan:
a.	Payout Target percentage equal to 45% of Base Salary;

b.	Maximum payout equal to 200% of Target;

c.	Payout is calculated based upon defined criteria and metrics tied to the financial performance of Fisher Communications, Inc.;

d.	Payout will be pro-rated for 2006.
3.	Participation in the Fisher Communications, Inc. Long-Term Incentive Plan:

You will receive an initial grant of Stock Options to purchase 6,000 shares of Fisher Communications, Inc. common stock. In addition, you will receive 1,500 in Restricted Stock Rights. Both are scheduled to vest over a five-year period with a ten-year expiration period.

4.	Benefits:

You will be eligible to receive healthcare coverage (medical, RX, dental and vision) for you and your family beginning the first day of the month following your date of hire. You will also be eligible to participate in the Company’s 401(k) and disability plans

Mae Numata
October 20, 2006
and other fringe benefits, according to the Company’s standard coverage and eligibility requirements for each plan. Our current Benefits-at-a-Glance is enclosed which provides the highlights of our group benefit programs.

5.	As with all employees, this offer is contingent upon passing results of a drug test and criminal background check.

6.	You will receive Fisher’s standard paid time off benefits, with the exception that you will receive four weeks of vacation per year.
We look forward to working with you on an announcement and press release regarding your appointment.
I want to express my distinct pleasure in welcoming you to Fisher Communications, Inc. and my enthusiasm over your assumption of the critical role of SVP/CFO of the Company.
Sincerely,

/s/ Colleen B. Brown
Colleen B. Brown

Accepted:

/s/ S. Mae Fujita Numata
S. Mae Fujita Numata
Dated: 10/21/06